Exhibit 99.1

News Release

Contact: Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER EARNINGS FOR 2018,
HIGHLIGHTED BY STRONG ORGANIC LOAN AND DEPOSIT GROWTH
Clearfield, Pennsylvania – October 19, 2018

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the third quarter and first nine months of 2018. Highlights include the following:

•
Net income of $9.2 million, or $0.60 per share, in the third quarter of 2018, compared to net income of $7.2 million, or $0.47 per share, in the third quarter of 2017. Pre-tax income in the third quarter of 2018 was $10.9 million compared to $9.5 million in the third quarter of 2017, an increase of 14.6%.

•
Net income of $24.8 million, or $1.62 per share, during the nine months ended September 30, 2018, compared to net income of $20.4 million, or $1.34 per share, during the nine months ended September 30, 2017. Pre-tax income for the nine months ended September 30, 2018 was $29.1 million compared to $27.6 million for the same period in 2017, an increase of 5.5%. Pre-tax income for the nine months ended September 30, 2017 includes securities gains of $1.5 million and a gain on sale of a branch of $536 thousand.

•
Annualized returns on average assets and equity of 1.12% and 13.28%, respectively, for the nine months ended September 30, 2018, compared to 1.02% and 11.48%, respectively, for the nine months ended September 30, 2017. The annualized return on average tangible equity was 15.83% and 13.90% during the nine months September 30, 2018 and 2017, respectively.

•
Net interest margin on a fully tax-equivalent basis of 3.75% and 3.80% for the nine months ended September 30, 2018 and 2017, respectively. Net interest margin on a fully tax-equivalent basis was 3.79% for the third quarter of 2018, compared to 3.74% for the second quarter of 2018.

•	Loans of $2.39 billion as of September 30, 2018, compared to loans of $2.10 billion as of September 30, 2017, representing organic loan growth of 13.7%.

•	Deposits of $2.52 billion as of September 30, 2018, compared to deposits of $2.06 billion as of September 30, 2017, representing organic deposit growth of 22.4%.

•
Book value per share of $16.64 as of September 30, 2018 increased 4.1% compared to book value per share of $15.99 as of September 30, 2017, and tangible book value per share of $14.05 as of September 30, 2018 increased 5.3% compared to tangible book value per share of $13.34 as of September 30, 2017.

•
Non-performing assets of $20.4 million, or 0.65% of total assets as of September 30, 2018, compared to $20.4 million, or 0.74% of total assets, as of December 31, 2017, and $21.1 million, or 0.77% of total assets, as of September 30, 2017.

Joseph B. Bower, Jr., President and CEO, stated, "We continue to be excited and encouraged by the business opportunities we are finding, particularly in our newer markets. BankOnBuffalo has grown to $274 million in deposits and $222 million in loans in just two years. Businesses and consumers continue to choose CNB for their financial services needs as our brand and customer service presence continue to grow and expand."

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.75% and 3.80% for the nine months ended September 30, 2018 and 2017, respectively. The yield on earning assets increased 17 basis points to 4.65% for the nine months ended September 30, 2018 from 4.48% for the nine months ended September 30, 2017. The cost of interest-bearing liabilities increased 27 basis points to 1.06% for the nine months ended September 30, 2018 from 0.79% for the nine months ended September 30, 2017.

Total interest and dividend income increased by 19.1% to $95.5 million for the nine months ended September 30, 2018 from $80.2 million for the nine months ended September 30, 2017. Net interest income increased by 13.4% to $76.8 million for the nine months ended September 30, 2018 from $67.7 million for the nine months ended September 30, 2017.

Asset Quality

During the three and nine months ended September 30, 2018, CNB recorded a provision for loan losses of $1.1 million and $4.6 million, as compared to a provision for loan losses of $1.4 million and $3.6 million for the three and nine months ended September 30, 2017. Net chargeoffs during the three and nine months ended September 30, 2018 were $707 thousand and $1.8 million, compared to net chargeoffs of $820 thousand and $2.0 million for the three and nine months ended September 30, 2017. CNB Bank net chargeoffs totaled $436 thousand and $392 thousand during the nine months ended September 30, 2018 and 2017, or 0.02% and 0.03%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation, CNB’s consumer discount company, recorded net chargeoffs totaling $1.4 million and $1.6 million during the nine months ended September 30, 2018 and 2017, respectively.

In the second quarter of 2018, CNB identified a commercial and industrial relationship that, while performing in accordance with its contractual terms and current with scheduled principal and interest payments, filed for bankruptcy. As a result, CNB recorded a specific loan loss reserve for this impaired loan of $758 thousand as of June 30, 2018.  During the quarter ended September 30, 2018, the customer sold its business and CNB received full repayment of the outstanding principal balance of $5.5 million along with previously outstanding interest and fees totaling $127 thousand.

Non-Interest Income

Net realized gains on available-for-sale securities were $1.5 million during the nine months ended September 30, 2017. In addition, CNB realized a gain on the sale of a branch in the second quarter of 2017 of $536 thousand. Excluding the effects of these gains associated with the branch sale and the sale of available for sale securities in 2017, non-interest income for the nine months ended September 30, 2018 and 2017 was $16.3 million and $13.8 million, respectively.

As a result of CNB’s continued focus on growing its Private Client Solutions division, wealth and asset management revenues were $3.2 million for the first nine months of 2018, an increase of 13.5% from $2.8 million in the first nine months of 2017. In addition, as a result of its continued organic growth, CNB experienced an increase in service charges in deposit accounts of $603 thousand, or 17.2%, in the first nine months of 2018 compared to the first nine months of 2017. Similarly, other service charges and fees increased $398 thousand, or 23.8%, in the first nine months of 2018 compared to the first nine months of 2017. Net income (loss) attributable to investments in Small Business Investment Companies was $612 thousand in the first nine months of 2018 compared to $(37) thousand in the first nine months of 2017, which is reported as a component of other non-interest income.

Non-Interest Expenses

Total non-interest expenses were $20.8 million and $59.3 million during the three and nine months ended September 30, 2018, compared to $17.6 million and $52.4 million during the three and nine months ended September 30, 2017. Salaries and benefits expense increased $4.1 million, or 15.1%, during the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. As of September 30, 2018, CNB had 534 full-time equivalent staff, compared to 490 full-time equivalent staff as of September 30, 2017, an increase of 9.0%. The remainder of the increase in non-interest expenses was primarily a result CNB’s continued growth and the servicing of a larger customer base. Total households serviced at September 30, 2018 were 63,619, compared to 59,026 households at September 30, 2017, an organic increase of 7.8%.

Income Tax Expense

As a result of the enactment of the Tax Cuts and Jobs Act in the fourth quarter of 2017, income tax expense decreased $2.8 million, or 39.5%, during the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. CNB’s effective tax rate was 14.9% in the first nine months of 2018 compared to 26.1% in the first nine months of 2017.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $3.1 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 42 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York with offices in northwest New York. CNB Bank is headquartered in Clearfield, Pennsylvania with offices in central and north central Pennsylvania. More information about CNB Financial Corporation and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation. All dollars are stated in thousands, except share and per share data.

	(unaudited)			(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,

			%			%
	2018	2017	change	2018	2017	change
Income Statement
Interest income	$34,040	$28,069	21.3%	$95,526	$80,176	19.1%
Interest expense	7,162	4,552	57.3%	18,722	12,468	50.2%
Net interest income	26,878	23,517	14.3%	76,804	67,708	13.4%
Provision for loan losses	1,095	1,400	(21.8)%	4,631	3,550	30.5%
Net interest income after provision for loan losses	25,783	22,117	16.6%	72,173	64,158	12.5%

Non-interest income
Service charges on deposit accounts	1,584	1,244	27.3%	4,102	3,499	17.2%
Other service charges and fees	732	587	24.7%	2,073	1,675	23.8%
Wealth and asset management fees	1,031	952	8.3%	3,151	2,775	13.5%
Net realized gains on available-for-sale securities	—	5	NA	—	1,543	NA
Net realized and unrealized gains on trading securities	421	160	163.1%	672	475	41.5%
Mortgage banking	283	237	19.4%	801	668	19.9%
Bank owned life insurance	335	592	(43.4)%	1,074	1,308	(17.9)%
Card processing and interchange income	1,066	942	13.2%	3,140	2,790	12.5%

Gain on sale of branch	—	—	NA	—	536	NA
Other	481	313	53.7%	1,277	625	104.3%
Total non-interest income	5,933	5,032	17.9%	16,290	15,894	2.5%

Non-interest expenses
Salaries and benefits	11,429	9,101	25.6%	31,095	27,008	15.1%
Net occupancy expense of premises	2,650	2,219	19.4%	7,780	7,016	10.9%
FDIC insurance premiums	361	295	22.4%	1,037	869	19.3%
Core Deposit Intangible amortization	222	305	(27.2)%	718	967	(25.7)%
Card processing and interchange expenses	767	541	41.8%	2,139	1,577	35.6%
Other	5,365	5,157	4.0%	16,567	15,012	10.4%
Total non-interest expenses	20,794	17,618	18.0%	59,336	52,449	13.1%

Income before income taxes	10,922	9,531	14.6%	29,127	27,603	5.5%
Income tax expense	1,686	2,285	(26.2)%	4,353	7,194	(39.5)%
Net income	9,236	7,246	27.5%	24,774	20,409	21.4%

Average diluted shares outstanding	15,285,430	15,207,589		15,281,250	15,103,629

Diluted earnings per share	0.60	0.47	27.7%	1.62	1.34	20.9%
Cash dividends per share	0.170	0.165	3.0%	0.500	0.495	1.0%

Payout ratio	28%	35%		31%	37%

	(unaudited)			(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,

	2018	2017		2018	2017
Average Balances
Loans, net of unearned income	2,356,668	2,075,147		2,288,143	1,992,406
Investment securities	520,161	442,074		477,462	467,516
Total earning assets	2,876,829	2,517,221		2,765,605	2,459,922
Total assets	3,073,967	2,723,206		2,952,900	2,658,220
Non interest-bearing deposits	332,334	308,157		319,003	296,517
Interest-bearing deposits	2,129,756	1,759,419		1,989,596	1,744,412
Shareholders' equity	253,244	243,931		248,644	236,940
Tangible shareholders' equity (*)	213,465	203,117		208,623	195,801

Average Yields
Loans, net of unearned income	5.19%	4.93%		5.03%	4.83%
Investment securities	2.96%	2.96%		2.84%	2.99%
Total earning assets	4.78%	4.58%		4.65%	4.48%

Interest-bearing deposits	0.90%	0.53%		0.77%	0.51%
Interest-bearing liabilities	1.22%	0.87%		1.06%	0.79%

Performance Ratios (annualized)
Return on average assets	1.20%	1.06%		1.12%	1.02%
Return on average equity	14.59%	11.88%		13.28%	11.48%
Return on average tangible equity (*)	17.31%	14.27%		15.83%	13.90%
Net interest margin, fully tax equivalent basis	3.79%	3.82%		3.75%	3.80%

Loan Charge-Offs
Net loan charge-offs	707	820		1,814	2,031
Net loan charge-offs / average loans	0.12%	0.16%		0.11%	0.14%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and the gain on the sale of a branch:

	(unaudited)			(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,

			%			%
	2018	2017	change	2018	2017	change

Pre-tax net income, GAAP basis	10,922	9,531	14.6%	29,127	27,603	5.5%
Net realized gains on available-for-sale securities	—	(5)	NA	—	(1,543)	NA
Gain on sale of branch	—	—	NA	—	(536)	NA
Pre-tax net income, non-GAAP	10,922	9,526	14.7%	29,127	25,524	14.1%

	(unaudited)		(unaudited)
	September 30,	December 31,	September 30,	% change versus
	2018	2017	2017	12/31/17	9/30/17

Ending Balance Sheet
Loans, net of unearned income	$2,386,955	$2,145,959	$2,098,574	11.2%	13.7%
Loans held for sale	775	852	1,672	(9.0)%	(53.6)%
Investment securities	531,220	416,859	430,742	27.4%	23.3%
FHLB and other equity interests	23,836	21,517	26,145	10.8%	(8.8)%
Other earning assets	1,863	2,199	2,806	(15.3)%	(33.6)%
Total earning assets	2,944,649	2,587,386	2,559,939	13.8%	15.0%

Allowance for loan losses	(22,510)	(19,693)	(17,849)	14.3%	26.1%
Goodwill	38,730	38,730	38,730	—%	—%

Core deposit intangible	907	1,625	1,888	(44.2)%	(52.0)%
Other assets	167,537	160,725	162,361	4.2%	3.2%
Total assets	$3,129,313	$2,768,773	$2,745,069	13.0%	14.0%

Non interest-bearing deposits	$345,154	$321,858	$313,543	7.2%	10.1%
Interest-bearing deposits	2,177,225	1,845,957	1,747,067	17.9%	24.6%
Total deposits	2,522,379	2,167,815	2,060,610	16.4%	22.4%

Borrowings	252,422	257,359	342,158	(1.9)%	(26.2)%
Subordinated debt	70,620	70,620	70,620	—%	—%
Other liabilities	29,516	29,069	27,233	1.5%	8.4%

Common stock	—	—	—	NA	NA
Additional paid in capital	97,328	97,042	96,697	0.3%	0.7%
Retained earnings	165,427	148,298	147,132	11.6%	12.4%
Treasury stock	(608)	(1,087)	(544)	(44.1)%	11.8%
Accumulated other comprehensive income (loss)	(7,771)	(343)	1,163	NA	NA
Total shareholders' equity	254,376	243,910	244,448	4.3%	4.1%

Total liabilities and shareholders' equity	$3,129,313	$2,768,773	$2,745,069	13.0%	14.0%

Ending shares outstanding	15,285,430	15,264,740	15,285,236

Book value per share	$16.64	$15.98	$15.99	4.1%	4.1%
Tangible book value per share (*)	$14.05	$13.33	$13.34	5.4%	5.3%

Capital Ratios
Tangible common equity / tangible assets (*)	6.95%	7.46%	7.54%
Tier 1 leverage ratio	8.06%	8.45%	8.44%
Common equity tier 1 ratio	9.68%	10.00%	10.14%
Tier 1 risk based ratio	10.54%	10.97%	11.12%
Total risk based ratio	13.66%	14.32%	14.45%

Asset Quality
Non-accrual loans	$18,882	$19,232	$19,786
Loans 90+ days past due and accruing	1,044	477	592
Total non-performing loans	19,926	19,709	20,378
Other real estate owned	449	710	760
Total non-performing assets	$20,375	$20,419	$21,138

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,489	$8,344	$8,655
Non-performing TDR loans **	9,255	8,959	8,853

Total TDR loans	$17,744	$17,303	$17,508

Non-performing assets / Loans + OREO	0.85%	0.95%	1.01%
Non-performing assets / Total assets	0.65%	0.74%	0.77%
Allowance for loan losses / Loans	0.94%	0.92%	0.85%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(unaudited)		(unaudited)
	September 30,	December 31,	September 30,
	2018	2017	2017

Shareholders' equity	$254,376	$243,910	$244,448
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	907	1,625	1,888
Tangible common equity	$214,739	$203,555	$203,830

Total assets	$3,129,313	$2,768,773	$2,745,069
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	907	1,625	1,888
Tangible assets	$3,089,676	$2,728,418	$2,704,451

Ending shares outstanding	15,285,430	15,264,740	15,285,236

Tangible book value per share	$14.05	$13.33	$13.34
Tangible common equity/Tangible assets	6.95%	7.46%	7.54%